Exhibit 23.3

Our ref	AEO\652338\3452668v2
Direct tel	+852 2971 3081
Email	alice.ooi@maplesandcalder.com
China Real Estate Information Corporation
No. 383 Guangyan Road
Shanghai 200072
Peoples’ Republic of China
29 September 2009
Dear Sirs
China Real Estate Information Corporation
We have acted as Cayman Islands legal advisers to China Real Estate Information Corporation (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally confidentially submitted with the Securities and Exchange Commission under the U.S. Securities Act of 1933 filed on 30 July 2009, as amended to date relating to the offering by the Company of certain American Depositary Shares representing the Company’s shares of par value US$0.0002 each. We are furnishing this opinion as Exhibit 23.3 to the Registration Statement.
We have reviewed only originals, copies or final drafts of the Registration Statement. We have also assumed that copies or drafts of the Registration Statement provided to us are true and complete copies of, or in the final forms of, the originals.
Based upon the foregoing and having regard to such legal considerations as we deem relevant, we are of the opinion that the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.
Yours faithfully
Maples and Calder
Encl